SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934
__________________

Date of Report (Date of earliest event reported): March 16, 2005

Bio-One Corporation
(Exact Name of Registrant as Specified in Charter)

Nevada	000-31889	65-0815746
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

798 Executive Drive, Suite B, Oviedo, Florida	32765
(Address of principal executive offices)	(Zip code)

(407) 977-1005
Registrant’s telephone number, including area code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective March 16, 2005, Roy N. Lerman resigned as a Director of Bio-One Corporation, a Nevada corporation (the “Company”) at the request of the Board of Directors. At the time of Mr. Lerman’s resignation, he served as a member of the Human Resources and Compensation Committee. Mr. Lerman’s letter of resignation states that he resigned because “the present Board of Directors has done a disservice to the company with its action against Mr. Armand Dauplaise and Mr. Bernard Shinder. I also feel that the present Board is leading the Company down the wrong path and the result is going to [be] disastrous to the shareholders.” Mr. Lerman’s letter of resignation is attached hereto as an exhibit.

Item 9.01Financial Statements and Exhibits

(a) Not Applicable

(b) Not Applicable

(c) Exhibit No. Description

99.1 Letter of Resignation from Roy N. Lerman, effective March 16. 2005	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-ONE CORPORATION

Date: March 19, 2005	By: /s/ Frank M.Clark
Name: Frank M. Clark
Its: Interim Chief Executive Officer and
Chairman of the Board